                                                                   EXHIBIT 10.13

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

                              TECHNOLOGY LICENSE
                                     AND
                            DISTRIBUTION AGREEMENT


   This Technology License and Distribution Agreement (the "Agreement") is entered into this 2nd day of December 1998 (the "Effective Date") between Sun
                  ---        --------
Microsystems, Inc. ("Sun"), with a place of business at 901 San Antonio Road, Palo Alto, California 94303 and Intershop Communications GmbH and its Affiliates, a German corporation with a place of business at 600 Townsend Street, San Francisco, CA 94103 ("Licensee").

                                   RECITALS

WHEREAS Sun wishes to license its Java/TM /technology, while maintaining compatibility among Java language based products; and

WHEREAS Sun wishes to protect and promote certain trademarks used in connection with Java technology; and

WHEREAS Licensee wishes to develop and distribute products based upon Sun's Java technology;

NOW THEREFORE, Sun and Licensee enter into this Agreement on the following terms.

1.0 DEFINITIONS

     1.1 "Application Programming Interfaces" or "APIs" means the names of class library calls and the number and types of arguments they take in invoking the functionality of such class libraries.

     1.2 "Applet" means a Java application which (i) runs on the Java Environments and (ii) consists of Java byte codes executable by the Java Runtime Interpreter (but does not include or incorporate the Java Runtime Interpreter or the Java class libraries).

     1.3 "Bug Fixes" means correction of errors in either the Shared Part or Platform Dependent Part of the Technology.

     1.4 "Documentation" means the materials which Sun provides for use with the Technology, as more particularly identified in Exhibit C, as may be revised by Sun during the Term.

     1.5 "Derivative Work(s)" means any work which is based upon the Technology, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which the Technology may be recast, transformed or adapted, any new material, information or data relating to and derived from the Technology, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law.

     1.6 "Distributors" means distribution channels designated by Licensee for distribution of Products, including OEMs, distributors, resellers, dealers and sales representatives.

     1.7 "Exhibit C" means collectively Exhibits C-1 through C-n which incorporate into the Agreement the specific terms and conditions for each Technology licensed hereunder.

     1.8 "FCS" means first commercial shipment of a production version of a software or hardware product or technology.

     1.9 "Field of Use" means the relevant market segments and/or product areas for each Technology specified in Exhibit C.

     1.10 Java Classes" means the specific class libraries associated with each Technology defined in Exhibit C, as may be revised by Sun during the Term.

     1.11 "Java Environment(s)" means each or all the Java Application Environment ("JAE"), Personal Java Environment ("pJava"), Embedded Java Environment ("eJava"), JavaCard Application

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Environment ("JCAE"), and future Java Environments, described in specifications from Sun, as may be introduced or revised by Sun during the Term.

    1.12 "Java Runtime Interpreter" means the program(s) which implement the Java virtual machine for a particular Java Environment as specified in the Java Virtual Machine Specification from Sun, as may be revised by Sun during the Term.

    1.13 "Java Test Suites" means the applicable test suites associated with each Technology, as may be revised by Sun during the Term.

    1.14 "Licensee Open Class(es)" means an additional Java class and associated API(s) developed by or for Licensee which: (i) extends the functionality of a Java Environment; and (ii) is exposed to third party Software developers for the purpose of developing additional software which invokes such additional Java class.

    1.15 "OEM" means an original equipment manufacturer of hardware and/or software, who integrates Products into its own valued added products or technologies which represent a significant functional and value enhancement to the Products, and which are distributed through its established distribution channels.

    1.16 "Platform Dependent Part" means those Source Code files (and corresponding binary code) of the Technology which are not in a "share" directory or subdirectory thereof.

    1.17 "Product(s)" means a Licensee Product into which the Technology is implemented or integrated. A Product must: (i) have a principal purpose which is substantially different from that of the stand-alone Technology; (ii) represent a significant functional and value enhancement to the Technology; (iii) operate in conjunction with the Technology; and (iv) not be marketed as a technology which replaces or substitutes for the Technology. A list of Products current as of the Effective Date is included in Exhibit C for each Technology. Licensee may add Products within the designated Field of Use for such Products by written notification to Sun.

    1.18 "Shared Pan" means those Source Code files (and corresponding binary code) of the Technology which are identified as "shared" (or words of similar meaning) or which are in any "share" directory or subdirectory thereof.

    1.19 "Source Code" means the human readable version, in whole or in part, of the Technology supplied to Licensee and any corresponding comments and annotations.

    1.20 "Standard Extensions" means the additional classes and associated APIs specified in Exhibit C.

    1.21 "Technology" means each specific Java technology (excluding Tools) licensed by Sun hereunder as more fully described in Exhibit C, as may be revised by Sun during the Term, and Upgrades thereto to the extent Licensee is authorized to receive them.

    1.22  "Term" means the term of the Agreement as specified in Section 9.1.

    1.23 "Tools" means any Java Test Suites, and other development tools, in source or binary code form specified in Exhibit C, as may be revised by Sun during the Term.

    1.24 "Upgrades" means bug fixes, modifications, variations, and enhancements, to the extent included in a patch or release of the Technology unless otherwise specified in Exhibit C, which Sun generally licenses as part of the Technology.

    1.25 "Affiliate" means the parent corporation (Intershop Communications AG) of Intershop Communications GmbH, as well as any corporation or other legal entity in which Intershop Communications AG directly or indirectly owns or controls, and continues to own or control, fifty percent (50%) or more of the voting interests (representing the right to vote for the election of directors or other managing authority) in an entity.

2.0 LICENSE GRANTS

    2.1   Source Code Product Development License.
          ----------------------------------------

      a.  Product Development.  Subject to the terms and conditions contained in
          -------------------
      this Agreement, Sun hereby grants to Licensee, solely for the Field(s) of Use, a worldwide, non-exclusive, non-transferable license to use and modify the Source Code to create Derivative Works including:

          (i) porting of the Platform Dependent Part to platforms other than those offered by Sun and specified in Exhibit C;

          (ii)  development of Bug Fixes;

          (iii) integration of the Source Code, Bug fixes and Derivative Works with other source code of Licensee; and

          (iv)  compiling all of the foregoing to create Products.

       b. Product Development Restrictions. In the exercise of the rights
          --------------------------------
       granted in Section 2.1a. above, Licensee:

          (i) must include the Shared Part, complete and unmodified in the Product;

          (ii) may not modify the functional behavior of the Java Runtime Interpreter or the Java Classes;

          (iii) may not modify or subset the interfaces of the Java Runtime Interpreter or the Java Classes;

          (iv)  may not subset the Java Classes;

          (v) may not modify or extend the public class or interface declarations whose names begin with "java", "sun.hotjava", "COM.sun" or their equivalents in any subsequent naming convention; and

          (vi) may not sublicense or distribute the Source Code or Derivative Works thereof, to third parties, except as provided in Section 2.4.

       c. Bug Fixes. Licensee will inform Sun promptly, and no later than it
          ---------
       informs any third party, of any bugs identified in the Technology, and to the extent that Licensee elects to correct such bugs, Licensee will make such Bug Fixes promptly available to Sun free of all restrictions as they are implemented.

       d.  Proprietary Rights Notices. Licensee shall not remove any copyright
           --------------------------
       notices, trademark notices or other proprietary legends of Sun or its suppliers contained on or in the Technology or Documentation, and shall incorporate such notices in all Products and related documentation as applicable;. Licensee shall comply with all reasonable requests by Sun to include additional copyright or other proprietary rights notices of Sun or third parties from time to time; provided, however, that in no event will Intershop be required to add a "based on Java" mark or associated logo to product packaging or to the splash screen for the Product.

       e.  Applet Tags. Any Product that reads or writes hypertext markup
           -----------
       language (HTML) or standard generalized markup language (SGML) shall use the Document Type Definition ("DTD") as specified in Exhibit A when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.

     2.2. Source Code Research License.
          ----------------------------

       a. Subject to the terms and conditions contained in this Agreement, Sun hereby grants to Licensee, without the right to sublicense, a worldwide, non-exclusive, non-transferable license to use and modify the Source Code for internal research and development, to facilitate the development of Products. This research license is not subject to the restrictions set forth in Section 2.1b above, provided that Licensee may not incorporate any of the Source Code or Derivative Works created pursuant to this research license into Products or any other products.

       b. If Licensee identifies any changes which are necessary to the Shared Part to enable porting to other platforms, Sun will make reasonable efforts to evaluate the feasibility of implementing such changes or reclassifying the necessary code as Platform Dependent.

     2.3. Documentation License. Subject to the terms and conditions contained
          ---------------------
in this Agreement, Sun hereby grants to Licensee, solely for the Field(s) of Use, a worldwide, non-exclusive, non-transferable license to use, modify, translate and subset the Documentation to create technically accurate Licensee documentation associated with the Products.

     2.4  Sublicensing of Source Code. Licensee may deliver and sublicense the
          ---------------------------
Source Code to third parties (excluding customers of Licensee) located in the United States, the European Union (as constituted as of the Effective Date), Canada and Japan for the sole purpose of furnishing services to Licensee in connection with the rights granted in Section 2.1 above; provided that all such third parties shall execute appropriate documents acknowledging their work-made-for-hire status and/or effecting assignments of all intellectual property rights with respect to such work to Licensee or Sun, as appropriate, and undertaking obligations of confidentiality and non-use with respect to such work. Sun may, upon its request, review and approve or reject any documents proposed for use by Licensee prior to any use of such contractors.

     2.5  Licensee Open Classes. Subject to the terms and conditions contained
          ---------------------
in this Agreement, Sun hereby grants to Licensee, solely for use with Products, a worldwide, non-exclusive, non-transferable license to use information gained from access to the Technology to develop Licensee Open Classes, provided that:

       a. Licensee may not include any of the Technology in such Licensee Open Class;

       b. Licensee uses only names for Licensee Open Classes that begin with "COM.Licensee" or such other convention as Sun may reasonably require, and shall make commercially reasonable efforts to ensure that other software which Licensee develops relating to the Technology conforms to this convention;

       c. Licensee publishes to the industry, on a non-confidential basis and free of all restrictions, the specification for any Licensee Open Class as early as is reasonably possible but in no event later than the date on which it first provides such specification or an implementation thereof to any third party. Included with such specification shall be an appropriate test suite sufficiently detailed to allow any third party reasonably skilled in the technology to produce implementations compatible with the specification. Licensee shall use its reasonable commercial efforts to clarify and correct the specification or the test suite upon written request by Sun;

       d. Licensee agrees to refrain from enforcing any copyrights or patent rights that it might have relating to compatibility or interface, which would be infringed by Sun or any third party implementing the specifications for a Licensee Open Class;

       e. Licensee hereby grants to Sun a non-exclusive, worldwide, fully-paid-up license to use an unlimited number of copies of the Licensee Open Class, in binary form, for Sun's internal use for evaluation and demonstration; and

       f. Licensee agrees to negotiate in good faith with Sun the terms of a commercial license for the source code of the Licensee Open Class.

     2.6  Tools License Grant. Subject to the terms and conditions contained in
          -------------------
this Agreement, Sun hereby grants to Licensee, a worldwide, non-exclusive, non-transferable license to use the Tools solely for the purpose of developing and testing Products. Licensee may not sublicense the Tools unless specifically provided in Exhibit C.

     2.7  Binary Code Distribution License. Subject to the terms and conditions
          --------------------------------
contained in this Agreement, Sun hereby grants to Licensee, solely for the Field(s) of Use, a non-exclusive, worldwide, right and license to distribute the Product(s) in binary form only, both directly and through Distributors, subject to the following:

       a. Distributors shall not be authorized to modify any portion of the Technology or Derivative Works thereof created by Licensee, and shall be obligated to abide by the relevant terms in this Agreement governing use, distribution, compatibility, and confidentiality.

       b. Licensee or its Distributors shall require an end user license agreement for all Product(s) distributed, which includes the minimum terms specified in Exhibit C for each Technology, unless it is not customary in the industry to include an end user license with such Products;

       c. No compatibility logo or other trademark is licensed hereunder for use with the Technology licensed hereunder and described in Exhibit C-
       12. However, should Sun subsequently introduce such a mark to signifiy that a Product based upon the Technology licensed hereunder satisfies the compatibility requirements set forth in Section 2.8 and Exhibit C-12, then, if requested by Sun, Licensee shall enter into a trademark license agreement with Sun for such mark in accordance with Sun's then standard terms and conditions for such a license. Sun's rights under the foregoing sentence shall not apply to the most current version of Licensee's "Beehive" product, and "maintenance" or "dot" releases thereto, as of the date on which Sun notifies Licensee that Sun intends to introduce a compatibility logo or other trademark for use with Products based on the Technology described in Exhibit C-12. For example, if Licensee has released a FCS version 5.1 of Beehive as of the date on which Licensee receives the notification from Sun, then any Beehive v. 5.x release would not be subject to the trademark license.

       d. Licensee may release Product(s) based on pre-FCS versions of the Technology, if clearly labeled as a pre-release version and only for beta testing purposes.

     2.8  Compatibility Requirements.
          --------------------------

       a. Unless otherwise specified in Exhibit C, from time to time during the term of the Agreement, Sun may make available to Licensee at no cost, Java Test Suites for validating that the portion of Licensee's Product which interprets Java bytecodes is compatible with the then-current version of the applicable Technology and Standard Extensions.

       b. Each release of a Product by Licensee must pass the most current applicable Java Test Suite that was available from Sun one hundred twenty (120) days before FCS of such version of the Product. In the event that Licensee elects to use a version of the Technology and/or Standard Extension(s) that is newer than that which is required under this Section 2.8, then Licensee agrees to pass the Java Test Suite that corresponds to such newer version.

       c. If Licensee provides Sun with written notice of the existence of a bug in a current Java Test Suite, then Licensee shall be released from compatibility with the minimum portion of such Java Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new Java Test Suite.

       d. Upon request by Sun, Licensee shall promptly make any modifications to any Product necessary for it to meet the compatibility requirements set out in this Section 2.8.

     2.9  Ownership
          ---------

       a. Ownership by Sun. Sun retains all right, title and interest in the
          ----------------
       Technology, Documentation, Tools, Bug Fixes, and modifications to the Shared Part. Licensee agrees to execute (in recordable form where appropriate) any instruments and/or documents as Sun may reasonably request to verify and maintain Sun's ownership rights in the foregoing, or to transfer any part of the same which may vest in Licensee for any reason.

       b. Ownership by Licensee. Licensee retains all right, title and
          ---------------------
       interest in the Products, any License Open Classes, and any Derivative Works (excluding Bug Fixes and modifications to the Shared Part), created by or for Licensee as authorized under the terms of this Agreement, subject to Sun's underlying ownership rights Identified in
       Section 2.9.a.

   2.10  No Other Grant. Each party agrees that this Agreement does not grant
         --------------
any right or license, under any intellectual property rights of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

3.0 SUPPORT AND UPGRADES

    3.1  Licensee Support and Upgrades. Sun shall provide support and Upgrades
         -----------------------------
to Licensee under the terms and conditions specified in Exhibit C, and payment terms specified in Section 4.1. The frequency of Upgrades shall be at Sun's sole discretion provided that any Upgrades will be made available to Licensee at the same time as Sun makes such Upgrades generally available to commercial licensees of the applicable Technology.

    3.2  End User Support. Licensee is not authorized to make any representation
         ----------------
or warranty on behalf of Sun to Licensee's end users or third parties. Licensee shall provide technical and maintenance support service for its Distributors and end user customers in accordance with Licensee's standard support practices. Sun shall not be responsible for providing any support to Licensee's Distributors or customers for the Technology or the Product(s).

4.0 PAYMENT

    4.1  License and Support Fees. Licensee shall pay to Sun the fees set forth
         ------------------------
in Exhibit C within thirty (30) days from the Effective Date of this Agreement. Thereafter, and for the term of the Agreement, Licensee shall pay the annual support and Upgrade Fees on or before the anniversary of the Effective Date.

    4.2  Royalty Payments. Payment of royalties shall be made quarterly, shall
         ----------------
be due thirty (30) days following the end of the calendar quarter to which they relate and shall be submitted with a written statement documenting the basis for the royalty calculation.

    4.3  Taxes. All payments required by this Agreement shall be made in United
         -----
States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income). To the extent Licensee is required to withhold taxes based upon Sun's income in any country, Licensee shall provide Sun with written evidence of such withholding, suitable for Sun to obtain a tax credit in the United States.

    4.4  Records. Licensee shall maintain account books and records consistent
         -------
with Generally Accepted Accounting Principles appropriate to Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.

    4.5  Audit Rights. Sun shall have the right to audit such accounts upon
         ------------
reasonable prior notice using an independent auditor of Sun's .choice (the "Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of Licensee and to limit disclosure of the results of any audit to the sufficiency of the accounts and the amount, if any, of a payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five percent (5%) threshold set forth in Section 4.6, in which case two consecutive quarters per year may be audited). Except as set forth in Section 4.6 below, Sun shall bear all costs and expenses associated with the exercise of its rights to audit.

    4.6  Payment Errors. In the event that any errors in payments shall be
         --------------
determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%) of the proper amount owed, upon such underpayment being properly determined by the Auditor, Licensee shall reimburse Sun the amount of said underpayment and all reasonable costs and expenses associated with the exercise of its rights to audit, and interest on the overdue amount at the maximum allowable interest rate from the date of accrual of such obligation.

                                       7
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5.0 ADDITIONAL AGREEMENT OF PARTIES

    5.1  Notice of Breach or Infringement. Each party shall notify the other
         --------------------------------
immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement, or when Licensee becomes aware of any potential or actual infringement by a third party of the Technology or Sun's intellectual property rights therein.


6.0 LIMITED WARRANTY AND DISCLAIMER

    6.1  Limited Warranty. Sun represents and warrants that the media, if any,
         ----------------
on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 6.1, Sun licenses the Technology Documentation and Tools to Licensee on an "AS IS" basis.

    6.2  General Disclaimer. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL OTHER
         ------------------
REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE TECHNOLOGY, TOOLS, AND DOCUMENTATION ARE HEREBY DISCLAIMED.

    6.3  Limitation. The limited warranty set forth in this Section 6.0 are
         ----------
expressly subject to Section 9.0 (Limitation of Liability).

7.0 CONFIDENTIAL INFORMATION

    7.1  Confidential Information. For the purposes of this Agreement,
         ------------------------
"Confidential Information" means the Technology, Tools, Documentation and that information which relates to (i) either party's hardware or software, (ii) the customer lists, business plans and related information of either party, and
(iii) any other technical or business information of the parties, including the terms and conditions of this Agreement and the Trademark License. In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure. Sun has no obligation of confidentiality to Licensee with respect to Bug Fixes, modifications to the Shared part, or the specifications for any Licensee Open Class.

    7.2  Preservation of Confidentiality. The parties agree that all disclosures
         -------------------------------
of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit B and incorporated herein by reference, modified as follows:

     (a)  the definition of "Confidential Information" shall be as set forth in
          Section 7.1 above notwithstanding any definition provided in the CDA;

     (b) the use of Confidential Information shall be limited to the scope of this Agreement;

     (c) the obligations of confidentiality expressed in the CDA shall extend three (3) years from the date of disclosure, except with respect to Sun Source Code which shall be held confidential in perpetuity; and

     (d)  the CDA shall remain in effect for the term of this Agreement.

8.0 LIMITED INDEMNITY

    8.1 The parties acknowledge that the Technology may be in pre-release form and that Sun shall not be liable for any defects or deficiencies in the Technology, Documentation, Tools or in any Product, process or design created by, with or in connection with the Technology whether or not such defects and/or deficiencies are caused, in whole or in part, by defects or deficiencies in the design or implementation of the Technology or Documentation. Upon FCS of the Technology by Sun, Sun will provide to Licensee a limited indemnity as described In Sections 8.2-8.3 below.

    8.2 Sun will defend, at its expense, any legal proceeding brought against Licensee, to the extent it is based on a claim that use of the FCS or subsequent production version(s) of the Technology, Documentation or Tools is an infringement of a third party trade secret or a copyright in a country that is a signatory to the Berne Convention, and will pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Sun, attributable to such claim, provided that Licensee: (i) provides notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.

    8.3 Should any FCS Technology Documentation or Tools or any portion thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section 8.2, Sun shall, in addition to the obligations specified in Section 8.2, as Licensee's sole and exclusive remedy, elect to: (i) obtain for Licensee the right to use such FCS Technology-, (ii) replace or modify the FCS Technology, Documentation or Tools so that it becomes non-infringing-, or if alternatives (i) or (ii) are not commercially practicable; (iii) accept the return of the Technology, Documentation or Tools and grant Licensee a refund of the License Fee, as depreciated on a five year straight-line basis.

    8.4 THIS SECTION 8 STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TECHNOLOGY AND TOOLS. SUN SHALL HAVE NO OTHER LIABILITY WITH, RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF TECHNOLOGY OR TOOLS.

    8.5  Indemnity by Licensee.   Except for claims for which Sun is obligated
         ---------------------
to indemnify Licensee under Section 8.2 or elects to indemnify under the Trademark License, Licensee shall defend, at Licensee's expense, any and all claims brought against Sun by third parties, and shall pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Licensee, arising out of or in connection with Licensee's use, reproduction or distribution of the Technology, Documentation, Product(s), or Licensee Open Classes. Licensee's obligation to provide indemnification under this Section 8.5 shall arise provided that Sun: (i) provides notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim-, (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.

9.0 LIMITATION OF LIABILITY

    9.1  Limitation of Liability. Except for express undertakings to indemnify
         -----------------------
under this Agreement and/or breach of Sections 2.1b, 2.4, 2.8, 7.0 or 9.2:

      a. Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees paid by Licensee for the Technology related to the claims.

      b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 9.0 allocate the risks under this Agreement between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

    9.2  High Risk Activities.  The Technology is not designed or intended for
         --------------------
use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Licensee agrees that it will not use or license the Technology for such purposes, and that it will ensure that its licensees and end users of the Technology are provided a copy of the foregoing notice.

10.0 TERM AND TERMINATION

  10.1   Term. The Term of this Agreement shall begin on the Effective Date and
         ----
shall continue for a period of five (5) years, or until terminated as provided below. Each year for five (5) consecutive years following expiration of the initial five (5) year term, at Licensee's sole option, Licensee may extend the Term of this Agreement for one (1) additional year. Licensee shall indicate its intent to extend the Agreement by written notice to Sun at least thirty (30) days prior to the expiration of the preceding Term. Termination is permitted either for breach of this Agreement, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or upon any action by Licensee alleging that use or distribution of the Technology by Sun or any of Sun's licensees of the Technology, infringes a patent of Licensee.

  10.2   Effect of Expiration. Upon expiration of this Agreement, Sun shall
         --------------------
retain use, under the terms of this Agreement, of the rights received hereunder, and Licensee shall be authorized to: (i) distribute Product(s) containing the version of the Technology incorporated therein at the time of expiration, subject to Licensee's continued compliance with this Agreement including the Java Test Suites current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Source Code to support customers having copies of Product(s) distributed by Licensee prior to the expiration hereof. All other rights of Licensee shall terminate upon such expiration.

  10.3   Effect of Termination. In the event of termination of this Agreement by
         ---------------------
Sun in accordance with Section 10.1 above, Licensee shall promptly: (i) return to Sun all copies of the Technology, Documentation, and other Confidential Information of Sun (collectively "Sun Property") in Licensee's possession or control; or (ii) permanently destroy or disable all copies of the Sun Property in Licensee's possession or control, except as specifically permitted in writing by Sun; and (iii) provide Sun with a written statement certifying that Licensee has complied with the foregoing obligations. All rights and licenses granted to Licensee shall terminate upon such termination.

  10.4   No Liability for Expiration or Lawful Termination. Neither party shall
         -------------------------------------------------
have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.

  10.5   No Waiver. The failure of either party to enforce any provision of this
         ---------
Agreement shall not be deemed a waiver of that provision. The rights of Sun under this Section 10.0 are in addition to any other rights and remedies permitted by law or under this Agreement.

  10.6   Survival. The parties' rights and obligations under Sections 2.0, 4.0,
         --------
5.2, 7.0, 8.0, 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, except in the event of termination by Sun under Section 10.1, in which case Licensee's rights under Section 2.0 shall not survive.

  10.7   Irreparable Harm. The parties acknowledge that breach of Sections 2.0,
         ----------------
5.2, 7.0, 9.2, 11.4 and 11.7 would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party shall be entitled to obtain immediate injunctive relief in the event of a breach of the provisions of such Sections.

11.0 MISCELLANEOUS

  11.1   Notices. All written notices required by this Agreement must be
         -------
delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt by the persons at the addresses specified below.

          Sun                                         Licensee

          Sun Microsystems, Inc.
          901 San Antonio Road
          Palo Alto, California 94303

          Attn.: Java Software Division Vice President, Sales
          cc: Java Software Division Legal Department

  11.2   Marketing and Press Announcements. Licensee's initial press
         ---------------------------------
announcement concerning execution of this Agreement must be reviewed by Sun prior to its release. Following release by Licensee of the initial press release, Licensee hereby authorizes Sun to include Licensee in a published list of licensees of the Technology. Similarly, following release by Licensee of the initial press release Sun shall also be authorized to use Licensee's name in advertising, marketing collateral, and customer success stories prepared by or on behalf of Sun for the Technology, subject to prior approval by Licensee, such approval not to be unreasonably withheld or delayed.

  11.3   Partial Invalidity. If any of the above provisions are held to be in
         ------------------
violation of applicable law, void, or unenforceable in any jurisdiction, then such provisions are herewith waived or amended to the extent necessary for the License to be otherwise enforceable in such jurisdiction. However, if in Sun's opinion deletion or amendment of any provisions of the License by operation of this paragraph unreasonably compromises the rights or increase the liabilities of Sun or its licensors, Sun reserves the right to terminate the License.

  11.4   U.S. Government Restricted Rights. If Licensee is licensing Product or
         ---------------------------------
accompanying documentation to or on behalf of the U.S. Government, it shall be made subject to "Restricted Rights", as that term is defined in the Federal Acquisition Regulations ("FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the FARs. Contractor/Manufacturer is: Sun Microsystems Inc., 901 San Antonio Road, Palo Alto, California 94303.

  11.5   Language. This Agreement is in the English language only, which
         --------
language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

  11.6   Governing Law. This Agreement is made under and shall be governed by
         -------------
and construed under the laws of the State of California, regardless of its choice of laws provisions.

  11.7   Compliance with Laws. The Technology and Documentation, including
         --------------------
technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology, Documentation or Product(s) as may be required after delivery to Licensee.

  Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Section.

  11.8   Disclaimer of Agency. The relationship created hereby is that of
         --------------------
licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

  11.9   Delivery. As soon as practicable after the Effective Date, Sun shall
         --------
deliver to Licensee one (1) copy of each of the deliverables set forth in Exhibit C. Licensee acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Licensee, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Licensee and Sun with respect to such items.

  11.10  Assignment and Change in Control. This Agreement may not be assigned or
         --------------------------------
transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Sun may assign or transfer this Agreement to a majority-owned subsidiary.

  11.11  Construction. This Agreement has been negotiated by Sun and Licensee
         ------------
and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

  11.12  Force Majeure. Except for the obligation to pay money, neither party
         -------------
shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under Section 11.1 and makes all reasonable efforts to perform.

  11.3   Exhibits.
         --------
  The following are included herein by reference as integral parts of this
Agreement:

               . Exhibit A -      Document Type Definition
               . Exhibit B -      Confidential Disclosure Agreement
               . Exhibit C -      Technology Specific Terms and Conditions
               . Exhibit D -      Trademark License

  To the extent the terms and conditions of Exhibit C are contrary to the terms and conditions of this Agreement, the terms and conditions of the Exhibit C shall govern.

  11.14  Section References. Any reference contained herein to a section of this
         ------------------
Agreement shall be meant to refer to all subsections of the section.

  11.15  No Competitive Restrictions. The parties agree that nothing in this
         ---------------------------
Agreement is intended to prohibit Licensee from independently developing or acquiring technology that is the same as or similar to the Technology, provided that Licensee does not do so in breach of Exhibit B to this Agreement.

  11.16  Complete Understanding. This Agreement and the Exhibits hereto
         ----------------------
constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Sun:                                               Licensee:


By: /s/ Alan Baratz                                By: /s/ Stephan Schambach
   --------------------------------                   -------------------------
Name: Alan Baratz                                  Name: STEPHAN SCHAMBACH
     ------------------------------                     -----------------------
        (Print or Type)                                      (Print or Type)

Title: President, Java Software                    Title: GESCH A FTSFUHRER
      -----------------------------                      ----------------------

Date: 12/11/98                                     Date: December 2 1998
     ------------------------------                     -----------------------

                                   EXHIBIT A
                           DOCUMENT TYPE DEFINITION

In order to ensure interoperability between all Java compliant browsers, Sun needs to define the exact notation of applets in HTML documents. The format of the APPLET tag shall be implementation language independent and SGML compliant. SGML compliance is important if the APPLET tag is to be accepted as part of the HTML standard in the future.

Example:

       [applet codebase="http://java.sun.com/people/avh/classes"
code="Bounceltem.java" width=400 height=300]          [/applet]

The applet tag has the following attributes:

CODEBASE   The base url of the applet. The applet's code is located relative to this URL. If this attribute is not specified, it defaults to the document's URL.
CODE       The file in which the applet is located. This file is relative to base url of the applet, It cannot be absolute.
ALT        Alternate text which can be displayed by text only browsers.
NAME       The symbolic name of the applet. This name can be used by applets in the same page to locate each other.
WIDTH      Required attribute which specifies the initial width of the applet in pixels.
HEIGHT     Required attribute which specifies the initial height of the applet in pixels.
ALIGN      The alignment of the applet, similar to the img tag.
VSPACE     The vertical space around the applet, similar to the img tag.
HSPACE     The horizontal space around the applet, similar to the img tag.

Note that the position of the applet in the page is determined by the width, height, align, vspace and hspace attributes just like the img tag.

Applets can access the above attributes using the getParameter() method call defined in the Applet class. All attribute/parameter names are automatically folded to lower case. Applets that require parameters in addition to the predefined ones need to use the param tag. It is unfortunately not legal in SGML for a tag to have an arbitrary list of attributes. That is why additional applet parameters explicitly using the PARAM tag have to be named. For example:

       [applet code="DateItem.class" alt="The Date" width=200 height=40] [param name="speaker" value="avh"]
       [param name="translator" value="DutchTime"]
       [/applet]

In addition to the ALT tag, Licensee can include additional text and markup before the applet end tag. Java compliant browsers will ignore this text, but browsers that do not understand the applet tag will display it instead of the applet. For example:

       [applet codebase-classes code=lmageLoop.class width=100 height=100] [param name=imgs value="images/duke"]

If Licensee were using a Java enabled browser, Licensee would see an animation instead of this static image. [p]
          [img src=images/duke/T1.gif"]
          [/applet]

Below is the formal SGML DTD for the APPLET and PARAM tags.

[!ELEMENT APPLET - - (PARAM*, (%text;)*)]
[!ATTLIST APPLET
       CODEBASE CDATA #IMPLIED-- code base --
       CODE CDATA #REQUIRED-- code file --
       ALT CDATA #IMPLIED-- alternative string --
       NAME CDATA #IMPLIED-- the applet name --
       HEIGHT NUMBER #REQUIRED
       ALIGN (leftlrightltopltexttoplmiddlel
absmiddlelbaselinelbottomlabsbottom) baseline VSPACE NUMBER #IMPLIED
       HSPACE NUMBER #IMPLIED
]

[!ELEMENT PARAM - O EMPTY]
[!ATTLIST PARAM
       NAME NAME #REQUIRED-- The name of the parameter--
       VALUE CDATA #IMPLIED-- The value of the parameter--
]

                                   EXHIBIT B
                       CONFIDENTIAL DISCLOSURE AGREEMENT
                               (to be attached)

                                   EXHIBIT C
                   TECHNOLOGY SPECIFIC TERMS AND CONDITIONS

  The technologies licensed hereunder are those initialled by both parties below:


Exhibit    Technology                         Licensee  Sun

C-1:       Java Application Environment
                                              --------  ----

C-2:       Personal Java Environment
                                              --------  ----

C-3:       Embedded Java Environment
                                              --------  ----

C-4:       Java Card Application Environment
                                              --------  ----

C-5:       HotJava Browser
                                              --------  ----

C-6:       HotJava Views
                                              --------  ----

C-7:       JavaServer Toolkit
                                              --------  ----

C-8:       Java Development Tools
                                              --------  ----

C-9:       HotJava HTML Component
                                              --------  ----

C-10:      Personal Web Access
                                              --------  ----

C-11:      Hot Spot Premium Components
                                              --------  ----

C-12:      Java Web Server                    CWH       A.B.
                                              --------  ----

C-13:      Java Media Framework
                                              --------  ----

C-14:      Java Shared Data Toolkit
                                              --------  ----

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

                                 EXHIBIT C-12

I.     Description of Technology and Documentation

       ****

II.    Field(s) of Use:

       electronic commerce and associated activities (e.g., messaging, communities)

III.   Product List-

       lntershop 4.0 (code-named Beehive) and related add-on cartridges for use with Beehive;

IV.    Schedule of Fees and Royalties:

       A.  Upfront Source License Fee:                  ****
           --------------------------

       B.  Annual Support and Update, Fees:             ****
           -------------------------------

       C.  Binary Distribution Royalties per unit       ****
           --------------------------------------

* Licensee agrees to make a non-refundable prepayment of royalties in the amount of **** which shall be offset against the first 400 units licensed by Licensee, provided, however, that no royalty shall be due for: (i) units distributed by Licensee at no charge that are for educational, demonstration or evaluation purposes; or (ii) the first 250 units distributed by Licensee each month at no charge or at a nominal charge (i.e. cost recovery only) for staging servers which are for development purposes only.

V.     Compatibility Requirements

       Products must fully comply with the Documentation specified in Section l.b above, and pass the Java Test Suites for the Java Web Server and any included Standard Extensions, pursuant to the requirements of Section 2.8 of the Agreement. Licensee may self-certify such compatibility unless Sun policy requires verification of compatibility by an independent test facility designated by Sun, at Licensee's expense. Licensee may not incorporate or otherwise distribute a Licensee Open Class which implements functionality substantially similar to any Java Classes required in another Java Environment.

VI.    Compatibility Logo

       N/A


VII.   Description of Support and Upgrades

a.     Updates and Bug Tracking. Subject to payment of the fees specified in
       ------------------------
this Exhibit C, Licensee shall have access to the Technology, Updates and the JavaSoft bug tracking database via Sun's commercial licensee web site, and shall be included on Sun's commercial licensee general support alias. Licensee shall have access to the JavaSoft commercial licensee FTP site for the purpose of down loading FCS releases of Updates, as well as early access versions of the Technology as Sun makes such versions available.

VIII.  Supplemental Terms.

       These terms and conditions for Java Web Server supplement the terms and conditions of the Agreement. Capitalized terms not defined herein shall have the meaning specified in the Agreement. These terms and conditions shall supersede any inconsistent or conflicting terms and conditions in the Agreement.

a.     Microline Key Classes.
       ---------------------

       1. Licensee may use the Key Class solely for the purpose of utilizing the Microline Component Toolkit class libraries in authorized extensions of the Java Web Server Administration Tool, and distribute the Key Class embedded/contained in such extensions. To this end, Licensee may:

       a) use one copy of the Key Class on a single computer;

       b) use the Key Class yourself to enable the additional functionality of the Microline Component Toolkit in applets and applications you create;

       c) distribute the Microline Component Toolkit and Key Class bundled with your implementation of the Java Web Server, and authorize your Java Web Server licensees to use the Key Class solely for the purpose of utilizing the Microline Component Toolkit class libraries in authorized extensions of the Java Web Server Administration Tool, and distribute the Key Class embedded/contained in such extensions;

       d) develop Java applets or applications containing the Key Class and distribute the Key Class embedded/contained in your applet or applications;

       e) make one copy of the Key Class for archival purposes, or copy the Key Class onto the hard disk of your computer and retain the original for archival purposes.

       2. Licensee may not, except as provided in Section 1.c) above:

       a) cause or permit unauthorized copying, reproduction or disclosure of any portion of the Key Class, or any instructions, manuals, or other documentation which accompanies the software;

       b) distribute the Key Class as part of a toolkit which would allow other developers to enable the restricted functionality in the Microline Component Toolkit;

       c) distribute the Key Class without containing/embedding it in an applet or application;

       d) sublicense, rent or lease any portion of the Key Class;

       e) reverse engineer, decompile, disassemble, modify, translate, make any attempt to discover the source code of the Key Class, or create derivative works from the Key Class.

b.     Export Restrictions.
       -------------------

       The Java Web Server contains encryption technology which is subject to U.S. Export Administration Regulations. Diversion of such Software contrary to U.S. law is prohibited. Licensee agrees that neither the Software nor any direct product therefrom is being or will be acquired for, shipped, transferred, or reexported, directly or indirectly, to proscribed or embargoed countries or their nationals, nor be used for nuclear activities, chemical biological weapons, or missile projects unless authorized by the U.S. government. Proscribed countries are set forth in the U.S. Export Administration Regulations. Countries subject to U.S. embargo are: Cuba, Iran, Iraq, Libya, North Korea, Syria, and the Sudan. This list is subject to change without further notice from Sun and Licensee must comply with the list as it exists in fact. Licensee certifies that it is not on the U.S. Department of Commerce's Denied Persons List and affiliated lists nor on the U.S. Department of Treasury's Specially Designated Nationals List. Licensee agrees to comply strictly with all U.S. export laws and assumes sole responsibility to obtain licenses to export or reexport as may be required.

       a. With respect to the "weak" or "for export" (i.e. SSL component with 40 bit encryption or less) version of the Software, Licensee may export this version of the Software subject to import regulations in certain countries (for example, France).

       b. With respect to the "strong" or "not for export" (i.e.SSL component with greater than 40 bit encryption) version of the Software, Licensee may not use or export such version anywhere other than the United States or Canada.

       c. Licensee is responsible for complying with any applicable local laws, including but not limited to the export and import regulations of other countries.

       d. These obligations survive expiration or termination of this Agreement.

c.     License to Distribute JRE.
       -------------------------

       Licensee is granted a royalty-free right to reproduce and distribute the JRE binary code licensed hereunder, provided that Licensee distributes the JRE software complete and unmodified only as part of, and for the sole purpose of running, Licensee's Product into which the JRE software is incorporated and does not distribute additional software intended to replace any component(s) of the JRE software.

IX.    End User License Terms

       Licensee shall include the following terms and conditions, provided that Licensee shall substitute Licensee's name in place of Sun as appropriate.

       1. Restrictions. Software is confidential copyrighted information of Sun and title to all copies is retained by Sun and/or its licensors. Customer shall not modify, decomplie, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software may not be leased, assigned, or sublicensed, in whole or in part. Software is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility.

       2. Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software. Software may not be downloaded or otherwise exported or re-exported (i) into, or to a national or resident of, Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specialty Designated Nations or the U.S. Commerce Departments Table of Denial Orders.

       3. Restricted Rights. Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c)(1)(ii) and FAR 52.227-19(c)(2) as applicable.

       4. Microline Key Classes. Include the Microline Key Classes provisions specified in Section VIII. above.

IX.  End User License Terms
Licensee shall include the following terms and conditions, provided that Licensee shall substitute Licensee's name in place of Sun as appropriate.

1. Restrictions. Software is confidential copyrighted information of Sun and title to all copies is retained by Sun and/or its licensors. Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software may not be leased, assigned, or sublicensed, in whole or in part. Software is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility.

2. Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software. Software may not be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of, Cuba, Iraq, Irwin, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the US. Treasury Department's list of Specially Designated Nations or the U.S. Commerce Department's Table of Denial Orders.

3. Restricted Rights. Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c) (1) (ii) and FAR 52.227-19(c) (2) as applicable.

4. Microline Key Classes. Include the Microline Key Classes provisions specified in Section Viii. above.

                                       20